EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Digital Ally, Inc. of our report dated March 29, 2019, relating to the consolidated financial statements of Digital Ally, Inc., appearing in the Annual Report on Form 10-K of Digital Ally, Inc. for the year ended December 31, 2018.

We also consent to the reference to our firm under the heading of “experts” in such Prospectus.

/s/ RSM US LLP

Kansas City, Missouri

May 6, 2020